UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 29, 2007
                                (March 23, 2007)

                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054

           DELAWARE                                              88-0219860

(State or other jurisdiction of                                (IRS Employer
 Incorporation or organization)                              Identification No.)


               1800 BERING DRIVE, SUITE 1000, HOUSTON, TEXAS 77057 (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(b) On March 23, 2007, Synagro Technologies, Inc. (the "Company") gave notice to Thomas M. Urban, the Company's Vice President, Chief Accounting Officer and Controller, of its intent to terminate his employment in connection with the merger (the "Merger") of Synatech, Inc. ("Synatech") with and into the Company pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated January 28, 2007, among the Company, Synatech Holdings, Inc. ("Parent"), and Synatech, a wholly owned subsidiary of Parent, effective on or about the date of the closing of the Merger.

Item 8.01 Other Events.

On March 29, 2007, the Company's stockholders approved the Merger Agreement and the Merger.

Additionally, as contemplated by the Merger Agreement, the Company's Board of Directors declared a cash dividend to all of its stockholders of record as of the close of business on March 29, 2007. The amount of the dividend will be $0.10 per share multiplied by a fraction, the numerator of which is the number of days beginning on February 28, 2007, and ending on the closing date of the merger, and the denominator of which is 90 days as provided in the Merger Agreement. The dividend will be paid as promptly as practicable after the closing of the Merger.

A press release announcing the results of the special meeting of stockholders and the declaration of the cash dividend is attached to this report as Exhibit 99.1.

Item 9.01 Exhibits.

(d)  Exhibits

99.1 Press release issued March 29, 2007.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: March 29, 2007

                            SYNAGRO TECHNOLOGIES, INC.

                            By:       /s/ J. PAUL WITHROW
                                -----------------------------------
                                (Senior Executive Vice President &
                                      Chief Financial Officer)

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                                  EXHIBIT INDEX

99.1 Press release issued March 29, 2007.